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                                                                     EXHIBIT 5.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use in Amendment No. 1 to Registration Statement No. 333-48412 on Form S-6 of our report dated December 14, 2000 relating to the statements of condition of the California Insured Portfolio and New York Insured Portfolio of Municipal Investment Trust Fund, Multistate Series--419, Defined Asset Funds and to the reference to us under the heading "How the Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
December 14, 2000